SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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LANDSTAR SYSTEM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANDSTAR SYSTEM, INC.
13410 Sutton Park Drive South
Jacksonville, Florida 32224

April 14, 2011

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Thursday, May 26, 2011, at 9:00 a.m., local time, to be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above. A notice of meeting, a proxy card, the 2010 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting.

I look forward to the Annual Meeting of Stockholders, and I hope you will attend the meeting or be represented by proxy.

HENRY H. GERKENS
Chairman, President and Chief Executive Officer

LANDSTAR SYSTEM, INC.
13410 Sutton Park Drive South
Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2011

Notice is hereby given that the 2011 Annual Meeting of Stockholders of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above, on Thursday, May 26, 2011, at 9:00 a.m., local time, for the following purposes:

(1) To elect one Class I Director whose term will expire at the 2012 Annual Meeting of Stockholders and two Class III Directors whose terms will expire at the 2014 Annual Meeting of Stockholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011;

(3) To hold an advisory vote on executive compensation;

(4) To hold an advisory vote on the frequency of the advisory vote on executive compensation;

(5) To approve the 2011 Landstar System, Inc. Equity Incentive Plan; and

(6) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 31, 2011 will be entitled to notice of and to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting at the address set forth above and during business hours from May 12, 2011 to the date of the meeting at 13410 Sutton Park Drive South, Jacksonville, Florida 32224, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 26, 2011:

•	The proxy statement and annual report to security holders are available at www.landstar.com.

All stockholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida
April 14, 2011

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
AND RETURNED PROMPTLY

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

April 14, 2011

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Landstar System, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the Annual Meeting of Stockholders to be held on Thursday, May 26, 2011 at 9:00 a.m., local time (the “2011 Annual Meeting”). The 2010 Annual Report to Stockholders (which does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2010, is enclosed herewith (the “2010 Annual Report”). The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of 2011 Annual Meeting and 2010 Annual Report are being mailed to the stockholders of the Company on or about April 14, 2011.

RECORD DATE

The Board has fixed the close of business on March 31, 2011 as the record date for the 2011 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2011 Annual Meeting in person or by proxy.

PROXIES

Shares cannot be voted at the 2011 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), represented by the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted as follows: (i) “FOR” the election of the three directors nominated by our Board of Directors and named in this proxy statement for the Classes for which they are nominated; (ii) “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the Company; (iii) “FOR” the proposal regarding an advisory vote on executive compensation; (iv) ABSTAIN regarding the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation; and (v) “FOR” the proposal to approve the 2011 Landstar System, Inc. Equity Incentive Plan. Each of these proposals is more fully described in this Notice of 2011 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2011 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 2011 Annual Meeting.

The Board has selected BNY Mellon Shareowner Services as Inspectors of Election (the “Inspectors”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspectors shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2011 Annual Meeting by proxy or in person and count all votes and ballots. Each stockholder shall be entitled to one vote for each share of Common Stock and such votes may be cast either in person or by written proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the meeting for a fee of approximately $7,500 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

VOTING SECURITIES

Shares of the Company’s Common Stock are the only class of voting securities of the Company which are outstanding. On March 31, 2011, 47,878,197 shares of Common Stock were outstanding. At the 2011 Annual Meeting, each stockholder of record at the close of business on March 31, 2011 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 2011 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock shall constitute a quorum for purposes of the 2011 Annual Meeting.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III), with directors of the Board (collectively, “Directors”) in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of Directors in one of these three classes expire. At that annual meeting of stockholders, Directors are elected to a Class to succeed the Directors whose terms are then expiring, with the terms of that Class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the Class of which they have been elected expires and until such Director’s successors shall have been duly elected and qualified. There are currently six members of the Board: three Class III Directors whose terms will expire at the 2011 Annual Meeting, one Class I Director whose term will expire at the 2012 Annual Meeting of Stockholders and two Class II Directors whose terms will expire at the 2013 Annual Meeting of Stockholders. As of immediately following the 2011 Annual Meeting, the Board, pursuant to the Bylaws, will have rebalanced the number of directors in each of the three classes such that the Board will be comprised of two Class I Directors, two Class II Directors and two Class III Directors. The Board may decide to expand the size of the Board and appoint a new director or directors in the future in accordance with the Bylaws.

In connection with its efforts to rebalance the number of directors in each of the three classes as described above, the Board has nominated one of the Directors whose term expires at the 2011 Annual Meeting, Jeffrey C. Crowe, for election as a Class I Director, and the other two such Directors, David G. Bannister and Michael A. Henning, for election as Class III Directors. It is intended that the shares represented by the accompanying form of proxy will be voted at the 2011 Annual Meeting for the election of nominee Jeffrey C. Crowe as a Class I Director and for the election of nominees David G. Bannister and Michael A. Henning as Class III Directors, unless the proxy specifies otherwise. Each Class I Director’s term will expire at the 2012 Annual Meeting of Stockholders and each Class III Director’s term will expire at the 2014 Annual Meeting of Stockholders. Each nominee has indicated his willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, any of David G. Bannister, Jeffrey C. Crowe or Michael A. Henning is not available for election at the time of the 2011 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a quorum, to be elected, a nominee must receive the affirmative vote of a majority of the votes cast by the holders of the Common Stock with respect to that director’s election at the 2011 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above and the other persons whose terms as Directors will continue after the 2011 Annual Meeting.

Name	Age	Business Experience

CLASS I — Nominee to serve as Director until the 2012 Annual Meeting

Jeffrey C. Crowe	64	Mr. Crowe served as Chairman of the Board of the Company from April 1991 to January 4, 2010. Mr. Crowe was Chief Executive Officer of the Company from December 2001 to June 30, 2004 and President and Chief Executive Officer of the Company from April 1991 to December 2001. He was a member of the Board of Directors of each wholly-owned direct or indirect subsidiary of the Company, other than Signature Insurance Company, until June 30, 2004. Mr. Crowe has served as a Director of the U.S. Chamber of Commerce since February 1998, serving as Vice Chairman from June 2002 until May 2003 and as Chairman from June 2003 to June 2004. Mr. Crowe has also served as a Director of the National Chamber Foundation since 1997. He served as Chairman of the National Defense Transportation Association (the “NDTA”) from October 1993 to July 2003 and has served on the National Surface Transportation Infrastructure Financing Commission since March 2007. He has served as a Director of Silgan Holdings, Inc. since May 1997, as a Director of SunTrust Banks, Inc. since April 2004 and as a Director of PSS World Medical, Inc. since March 2007.

		Mr. Crowe has extensive experience in the transportation and logistics industry having worked in this industry over the course of his entire life, including his service as Chairman and Chief Executive Officer of the Company. Mr. Crowe remains involved in the issues that affect industry and commerce in the United States through his long service and commitment to the U.S. Chamber of Commerce and affiliated organizations. Mr. Crowe also has a long history of involvement with the U.S. armed forces, through his work, among other organizations, with the NDTA.

Name	Age	Business Experience

CLASS III — Nominees to serve as Directors until the 2014 Annual Meeting

David G. Bannister	55	Mr. Bannister has been a Director of the Company since April 1991 and was a Director of Landstar System Holdings, Inc. (“LSHI”) from October 1988 to July 2004. Effective April 1, 2011, Mr. Bannister has been elected to the new position of Chairman of the North American Region of FTI Consulting Inc. (“FTI”), a global consulting firm. In this capacity, Mr. Bannister will have operating and profitability responsibility for FTI’s United States and Canadian client-service operations. Mr. Bannister served as Executive Vice President, Chief Development Officer and Chief Financial Officer of FTI from June 2005 to April 2011. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, a private equity and venture capital firm. Prior to joining Grotech Capital Group in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

		Mr. Bannister has broad financial and strategic experience through a long career that has involved work as an investment banker focused on the transportation sector, a private equity and venture capital investor and, today, as an executive with FTI Consulting, Inc., a global business consulting firm listed on the New York Stock Exchange. In his current capacity as a senior executive with FTI Consulting, Mr. Bannister is involved extensively with that firm’s operational strategy and international expansion, with responsibility for all administrative, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

Michael A. Henning	70	Mr. Henning has been a Director of the Company since July 2007. Mr. Henning served in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. Mr. Henning also serves on the Board of Directors of Omnicom Group, Inc., CTS Corporation and Black Diamond, Inc.

Name	Age	Business Experience

		Mr. Henning has extensive financial and audit experience, having served in various capacities with Ernst & Young from 1961 to 2000. In particular, in addition to serving in executive leadership roles with that firm, the Board believes Mr. Henning’s decades of experience as a partner with Ernst & Young specializing in tax matters contributes to the Board’s overall strength in financial matters. Over the course of his career, Mr. Henning also had management responsibility for the New York City office of Ernst & Young from 1985 to 1991 and the worldwide tax practice of Ernst & Young from 1991 to 1993. The Board believes Mr. Henning’s experience, particularly his service as Chief Executive Officer of Ernst & Young International, adds valuable expertise to the Board in matters involving international operations.

Class I — Director whose term expires at the 2012 Annual Meeting

Henry H. Gerkens	60	Mr. Gerkens was appointed Chairman of the Board effective January 4, 2010. Mr. Gerkens has been a Director of the Company since May 2000. Mr. Gerkens has been President and Chief Executive Officer of the Company since July 1, 2004. He was President and Chief Operating Officer of the Company from December 2001 to June 30, 2004. Mr. Gerkens held various other positions at the Company and its subsidiaries since 1988, including Chief Financial Officer. Mr. Gerkens is a member of the Board of Directors of each current wholly-owned direct or indirect subsidiary of the Company (collectively the “Subsidiaries”).

		Mr. Gerkens has extensive financial and operational experience, having served in a number of executive capacities with the Company over the course of his career, including Chief Financial Officer, Chief Operating Officer and President and Chief Executive Officer. Mr. Gerkens began his career as an auditor with a predecessor firm to PricewaterhouseCoopers LLP, and prior to joining Landstar, served in various financial roles with a variety of other companies. Since joining Landstar in 1988, Mr. Gerkens has been instrumental in strategically leading the growth of Landstar.

Name	Age	Business Experience

Class II — Directors whose terms expire at the 2013 Annual Meeting

William S. Elston	70	Mr. Elston has been a Director of the Company since February 1998. Mr. Elston was an Executive Recruiting Consultant from December 1999 until December 2003. He was President and Chief Executive Officer of Clean Shower, L.P. from November 1998 to December 1999. He served as Managing Director/Executive Vice President of DHR, International, an executive recruiting firm, from February 1995 to November 1998. He was Executive Vice President of Operations of Steelcase, Inc. from April 1994 to January 1995. Mr. Elston was President and Chief Executive Officer of GATX Logistics, Inc. from 1990 through March 1994.

		Mr. Elston has extensive operational and logistics experience as an executive with several firms including Steelcase, Inc., where he served as Executive Vice President of Operations, and GATX Logistics, Inc., where he served as President and Chief Executive Officer. During Mr. Elston’s service with GATX Logistics, Inc., that company, a subsidiary of GATX Corp., was the largest third-party provider in the United States of distribution and logistics support services, warehousing facilities, and related real estate services. Prior to his service with GATX Logistics, Inc., Mr. Elston served as a Senior Vice President at Frito-Lay, Inc., where his areas of responsibility included domestic manufacturing, transportation, warehousing and quality control. The Board believes Mr. Elston also complements it with his extensive experience in the field of executive recruiting, having worked in that field for several years.

Diana Murphy	54	Ms. Murphy has been a Director of the Company since February 1998 and was a Director of LSHI from February 1998 to July 2004. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. She was Senior Vice President for The Baltimore Sun, a newspaper company, from 1992 to 1995. Ms. Murphy also serves on the Board of Directors of CTS Corporation. Ms. Murphy serves on the Board of Directors of several private companies and non-profit organizations, including The Coastal Bank of Georgia, Abeome Corporation, the Georgia Research Alliance Venture Fund, College of Coastal Georgia Foundation, the Southeast Georgia Boys and Girls Club, the Georgia Humanities Foundation and the United States Golf Association Executive Committee.

Name	Age	Business Experience

Ms. Murphy has extensive experience in business management having served as a Managing Director of several private equity firms, as a board member of numerous privately held portfolio companies and as an executive in the media and communications industry. The Board believes Ms. Murphy’s work across a range of private equity portfolio companies operating in different industry sectors, together with her strong background in marketing, advertising and public relations, allows her to add important perspective and experience to the Board.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission and an explanation for such absence shall be provided to the Company’s Nominating and Corporate Governance Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and Corporate Governance Committee. All Board members attended the Annual Meeting of Stockholders held on April 29, 2010.

Attendance at Board Meetings

During the 2010 fiscal year, the Board held four regularly scheduled meetings, six telephonic meetings and did not act by unanimous written consent. During the 2010 fiscal year, each Director attended 75% or more of the total number of meetings of the Board and each committee of the Board on which such Director serves.

Independent Directors

Each of David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy is an “independent director,” as defined in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market (such Directors are, collectively, the “Independent Directors”). The Independent Directors of the Board held five meetings during fiscal year 2010 without the presence of management or any non-Independent Directors.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2010 are described below. The Board does not have an Executive Committee. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the Securities and Exchange Commission.

Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist of the four Independent Directors, with a different Independent Director serving as the Chair for each such committee. In addition, Mr. Henning, also an Independent Director, serves as the Chair of the two other committees of the Board, the Strategic Planning Committee and the Safety and Risk Committee, each of which is comprised of all six members of the Board. Moreover, the typical practice for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is to invite Messrs. Crowe and Gerkens, the two directors who do not serve on those committees, to attend all regular meetings of these three committees, excluding, in the case of Mr. Gerkens, any meetings of the Compensation Committee concerning his executive compensation arrangements.

The Independent Directors previously elected William S. Elston to serve as Lead Independent Director of the Board (the “Lead Independent Director”) for such term as the Independent Directors may determine. The duties and responsibilities of the Lead Independent Director include: (i) to serve as a liaison between the Independent Directors and the other members of the Board; (ii) to preside as the chairperson at all meetings of the Independent Directors; (iii) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (iv) to have the authority to call meetings of the Independent Directors; (v) to provide input to the Chairman of the Board on the preparation of meeting agendas and related materials for meetings of the Board; (vi) to approve the annual schedule of meetings of the Board; (vii) to ensure that the Independent Directors have adequate resources, including full, timely information necessary to enable them to perform their duties; and (viii) to communicate to management, as appropriate, the results of private discussions among Independent Directors.

On January 4, 2010, the Board elected Henry H. Gerkens as Chairman of the Board in addition to his continuing service as President and Chief Executive Officer of the Company. Mr. Gerkens succeeded the Company’s prior Chairman of the Board, Jeffrey C. Crowe, who resigned his position as Chairman of the Board on January 4, 2010 but remains a Director.

The leadership structure of the Board consists of:  (i) a Chairman of the Board, who is also the Company’s President and Chief Executive Officer; (ii) a Lead Independent Director; (iii) an Independent Director serving as chair of the Audit Committee; (iv) an Independent Director serving as chair of the Compensation Committee; (v) an Independent Director serving as chair of the Nominating and Corporate Governance Committee; (vi) each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee consist solely of Independent Directors; and (vii) an Independent Director serving as chair of each of the other two committees of the Board, the Strategic Planning Committee and the Safety and Risk Committee.

The Board believes this leadership structure is appropriate for the Company as Mr. Gerkens is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors retain the decision making authority of the Board. In particular, the Independent Directors consist of (i) a majority of the members of the Board, (ii) the sole members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and (iii) a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by each of the Independent Directors serving as the chair of at least one committee of the Board, as the chair of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Mr. Elston, as Lead Independent Director, sets the agenda for the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member, the Independent Directors meet regularly in executive session without Messrs. Crowe or Gerkens present, and the Independent Directors have significant input regarding the Board’s agenda and information flow.

Audit Committee

The members of the Audit Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The charter of the Audit Committee was amended and restated by the Board at the January 28, 2009 board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews and approves the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm or the Board. In addition, the Audit Committee preapproves all non-audit related services provided by the independent registered public accounting firm and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2010 fiscal year, the Audit Committee held four meetings and six telephonic meetings.

Compensation Committee

The members of the Compensation Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The Compensation Committee functions include (i) reviewing and making determinations with respect to matters having to do with the compensation of executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the 2010 fiscal year, the Compensation Committee held four meetings and one telephonic meeting.

The charter of the Compensation Committee was approved and adopted by the Board at the August 1, 2007 board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other executive officers and oversees the compensation payable to other employees of the Company. With regard to the executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee following authorization by the Board has delegated to the Company’s Chief Executive Officer authority with respect to (i) management annual salary decisions up to $150,000 per employee, (ii) the grant of up to 1,000 stock options per employee (other than Executive Officers) and (iii) the grant of up to 5,000 stock options per employee (other than Executive Officers) following consultation with the Chair of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the executive officers of the Company, except in respect to the day to day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy. All members of the Compensation Committee are Independent Directors, and no member is or has been an employee of the Company. During fiscal year 2010, no executive officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or Compensation Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The Nominating and Corporate Governance Committee functions include identifying persons for future nomination for election to the Board. During the 2010 fiscal year, the Nominating and Corporate Governance Committee held two meetings. Stockholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration should do so in writing addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

The Charter of the Nominating and Corporate Governance Committee was approved and adopted by the Board at the February 27, 2004 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and Corporate Governance Committee described herein. A copy of the Charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance. Following the recommendation of the Nominating and Corporate Governance Committee, the Board approved revised Corporate Governance Guidelines at its December 2, 2009 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee also oversees individual Director self-assessments in connection with the evaluation of such Director for purposes of making a recommendation to the Board as to the persons who should be nominated for election or re-election, as the case may be, at the upcoming annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for the Board based on whether or not the nominee is recommended by a stockholder. The Nominating and Corporate Governance Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes that contribute to a broad spectrum of experience among members of the Board. The committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and Corporate Governance Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Nominating and Corporate Governance Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Safety and Risk Committee

The members of the Safety and Risk Committee are Jeffrey C. Crowe, David G. Bannister, William S. Elston, Henry H. Gerkens, Michael A. Henning and Diana M. Murphy.

The Safety and Risk Committee functions include the review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures. During the 2010 fiscal year, the Safety and Risk Committee held two meetings. The Company has also established a management risk committee, consisting of those members of executive management of the Company with ultimate responsibility for the Company’s enterprise risk management practices. The members of this committee include the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President and Chief Operating Officer, the Vice President and Chief Compliance, Security and Safety Officer, the Vice President and Chief Information Officer, the director of internal audit, the Vice President, General Counsel and Secretary and the Vice President, Corporate Controller. The management risk committee meets on a quarterly basis to review the Company’s enterprise-wide risk identification and monitoring practices, policies and procedures. The chair of the management risk committee meets with the Safety and Risk Committee at least twice annually to review and discuss enterprise risk management within the Company.

Strategic Planning Committee

The members of the Strategic Planning Committee are Jeffrey C. Crowe, David G. Bannister, William S. Elston, Henry H. Gerkens, Michael A. Henning and Diana M. Murphy.

The Strategic Planning Committee functions include the development of strategic objectives and policies and procedures to achieve the strategic objectives of the Company. The Strategic Planning Committee solicits the views of the Company’s senior management and determines strategic directions for implementation. During the 2010 fiscal year, the Strategic Planning Committee held one meeting and did not act by written consent.

COMPENSATION OF DIRECTORS

Each of the Independent Directors is paid an annual fee of $75,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chair of a committee of the Board. Independent Directors are not paid a retainer fee upon election or re-election to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings.

In addition, upon election or re-election to the Board for a three year term, an Independent Director receives a grant of such number of restricted shares of Common Stock equal to the quotient of $225,000 divided by the fair market value of a share of the Common Stock on the date immediately following the date of such Director’s election or re-election to the Board. Each such grant of restricted stock vests in three equal annual installments on the first three anniversary dates of the Director’s election or re-election to the Board. The unvested shares of restricted stock are subject to forfeiture for the portion of the award that has not yet vested upon early departure of a Director from the Board for any reason prior to the expiration of his or her three year term.

Messrs. Crowe and Gerkens, the two Directors who are not Independent Directors, did not receive any compensation for services as a Director, for services on committees of the Board or for attendance at meetings, but both were eligible for reimbursement of expenses incurred in their capacities as Directors.

With respect to Mr. Crowe, the Company’s former non-executive Chairman of the Board, during the period from June 30, 2004 to January 4, 2010, Mr. Crowe was an employee of the Company, received an annual base salary of $250,000 and was entitled to participate in all of the Company’s employee benefit plans, programs and arrangements. Effective January 4, 2010, Mr. Crowe retired from his employment with the Company and entered into a consulting agreement with the Company, dated as of December 18, 2009, a copy of which was attached as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ending December 26, 2009. The consulting agreement provides, among other things, that Mr. Crowe shall provide consulting services to the Company for two years from the date of his retirement as an employee of the Company for fees of $250,000 per year. The Company has the right to terminate the consulting agreement in the event Mr. Crowe performs services for a competitor of the Company. Mr. Crowe is no longer entitled to participate in any of the Company’s employee benefit plans, programs and arrangements available to employees of the Company.

In the event Mr. Crowe is elected to serve as a Class I Director at the 2011 Annual Meeting, Mr. Crowe will continue to receive no compensation for services as a Director, for services on committees of the Board or for attendance at meetings of the Board through January 4, 2012, other than the compensation he receives under the terms of his consulting agreement with the Company. Following the end of the term of Mr. Crowe’s consulting services agreement with the Company on January 4, 2012, the Company will compensate Mr. Crowe for his services as a Director in an amount equal to the pro rata share of the annual $75,000 fee paid to the other outside directors based on the number of days of service beginning as of January 5, 2012, the day after the end of Mr. Crowe’s consulting services agreement with the Company, and ending on the date of the 2012 Annual Meeting of Stockholders. Mr. Crowe will not receive a grant of restricted stock should he be re-elected to the Board at the 2011 Annual Meeting.

The following table summarizes the compensation paid to Mr. Crowe and the Independent Directors during 2010.

Director Compensation

	Fees Earned or	Stock awards	Total
Name	Paid in Cash ($)	($)(1)	($)

David G. Bannister	65,876		65,876
Jeffrey C. Crowe	250,000		250,000
William S. Elston	65,876	225,000	290,876
Michael A. Henning	65,876		65,876
Diana M. Murphy	65,876	225,000	290,876

(1)	Mr. Elston and Ms. Murphy each were granted 4,977 (the quotient of $225,000 divided by the fair market value of a share of Common Stock of $45.21 on April 30, 2010) restricted shares of the Company’s Common Stock on April 30, 2010, the date immediately following the date of re-election to the Board. These share amounts represent the aggregate grant date fair value of the restricted shares computed in accordance with generally accepted accounting principles. As of the end of the fiscal year ended December 25, 2010, Mr. Elston and Ms. Murphy each had 4,977 restricted shares outstanding.

The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director hold a minimum of 15,000 shares of the Company’s Common Stock within five years of such Director’s initial election to the Board. At April 8, 2011, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held four meetings and six telephonic meetings during 2010. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee also met with representatives of the independent registered public accounting firm, with and without management and the internal auditors present, to discuss the Company’s fiscal 2010 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 25, 2010 financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) and also received written disclosures from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding KPMG LLP’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the Securities and Exchange Commission.

The Board has determined that Mr. Bannister and Mr. Henning, each an independent director as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities and Exchange Act of 1934 (the “34 Act”), meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 401(h)(2) of Regulations S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and currently as Chairman of the North American Region of FTI Consulting, Inc., a global business consulting firm listed on the New York Stock Exchange. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Henning’s background and experience includes serving in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999.

During 2010, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2010 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services were compatible with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 25, 2010, filed with the Securities and Exchange Commission on February 23, 2011. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

David G. Bannister, Chairman
William S. Elston
Michael A. Henning
Diana M. Murphy

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its Subsidiaries. In a Form 8-K filed on January 26, 2011, the Company announced that Mr. Jim M. Handoush would step down as Co-Chief Operating Officer of the Company, effective February 1, 2011.

Name	Age	Business Experience

Henry H. Gerkens	60	See previous description under “Directors of the Company.”
James B. Gattoni	49	Mr. Gattoni has been an Executive Officer of the Company since January 2005. Mr. Gattoni has been Vice President and Chief Financial Officer of the Company since April 2007. Mr. Gattoni was Vice President and Co-Chief Financial Officer of the Company from January 2, 2007 to April 20, 2007. He was Vice President and Corporate Controller of Landstar System Holdings, Inc. (“LSHI”) from July 2000 to January 1, 2007. He was Corporate Controller from November 1995 until July 2000. He is also an officer of each of the Subsidiaries.
Michael K. Kneller	36	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise and Plimpton LLP. He is also an officer of each of the Subsidiaries, other than Signature.
Larry S. Thomas	50	Mr. Thomas has been an Executive Officer of the Company since January 2005. He has been Vice President and Chief Information Officer of the Company since January 2005. Mr. Thomas has been Vice President and Chief Information Officer of LSHI since May 2001. He was Vice President of Research and Development of LSHI from July 2000 until May 2001. From April 1994 until July 2000, he was Director of Management Information Systems of Landstar Ligon, Inc. (“Landstar Ligon”).

Name	Age	Business Experience

Patrick J. O’Malley	52	Mr. O’Malley has been an Executive Officer of the Company since January 2008. Mr. O’Malley has been Vice President and Chief Operating Officer of the Company since January 2011. Mr. O’Malley served as Vice President and Co-Chief Operating Officer of the Company from August 2009 until January 2011. Mr. O’Malley has served as President of Landstar Global Logistics, Inc. and Landstar Transportation Logistics, Inc. since February 2011. Mr. O’Malley has served as President of Landstar Express America, Landstar Gemini, Inc. (“Landstar Gemini”), Landstar Inway, Inc. (“Landstar Inway”), Landstar Ligon and Landstar Ranger, Inc. (“Landstar Ranger”) since January 2008. Mr. O’Malley was Executive Vice President of Operations for Landstar Gemini, Landstar Inway, Landstar Ligon and Landstar Ranger from January 2005 to December 2007. Mr. O’Malley was Vice President and Chief Safety Officer of LSHI from January 2003 to January 2005. Prior to 2003, Mr. O’Malley held various other positions within subsidiaries of the Company since 1985.
Joseph J. Beacom	46	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been Vice President and Chief Safety, Security and Compliance Officer of the Company since January 2006. Mr. Beacom has been Vice President and Chief Safety, Security and Compliance Officer of LSHI since May 2005. From March 2000 to April 2005, he was Chief Compliance Officer of LSHI. Prior to March 2000, Mr. Beacom held various positions at Landstar Inway since 1995.

Compensation Discussion and Analysis

Overall Policy

The Company’s executive compensation philosophy is designed to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, to appreciation in the Company’s stock price. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation plan is designed to pay substantial compensation for superior performance. Stock options have historically accounted for a significant portion of each Executive Officer’s total compensation. The Company awards stock options and restricted stock to its Executive Officers as a reward for the achievement of overall business objectives and to help align management’s future interests with that of the Company’s stockholders. The Company believes this approach both rewards for performance and is generally aligned with the Company’s variable cost business model.

The Compensation Committee of the Company’s Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer, Henry H. Gerkens. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the other individuals whose compensation is detailed below (such other officers, together with Mr. Gerkens, collectively herein referred to as the “Named Executives”), subject to review by the entire Board.

The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee’s sole discretion, an independent review of the executive compensation program may be performed by outside consultants.

Base Salaries

Base salaries for Executive Officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Executive Officer, and also take into account the assumption of new responsibilities. The financial results of the operating functions which report into an Executive Officer or for which an Executive Officer otherwise has responsibility are also considered. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows.

Annual Incentive Compensation

The Company’s objective with respect to its Incentive Compensation Plan (the “ICP”) is to encourage the Company’s Executive Officers to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. Prior to the beginning of each annual fiscal period, the Compensation Committee reviews and approves budgeted amounts for consolidated revenue, operating income and diluted earnings per share. In establishing the 2010 budgeted amounts for revenue, operating income, and diluted earnings per share, management considered a growth factor over 2009 operating results and forecasted 2010 U.S. economic factors such as industrial production, estimated freight demand, and capacity availability. Once the annual budgeted goals are approved, the ICP is designed to incent management to meet and when possible to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the ICP are calculated based upon how much actual results exceed budgeted amounts, using a predetermined formula, up to the maximum annual payment per eligible participant as per the Company’s executive incentive compensation plan as approved by the Company’s stockholders, all subject to the discretion of the Compensation Committee. For the 2010 fiscal year, the maximum annual payment per eligible participant was $3 million.

The ICP targets for the 2010 fiscal year for Messrs. Gerkens, Gattoni and Kneller were set to a specific diluted earnings per share amount related to the Company’s annual operating budget. With respect to Patrick J. O’Malley, Vice President and Chief Operating Officer and Larry S. Thomas, Vice President and Chief Information Officer, one-half of their ICP payment was based upon the Company’s achievement of budgeted diluted earnings per share. The other half of their ICP payment was based upon the achievement of budgeted consolidated operating income. The Company has met or exceeded the budgeted amount for diluted earnings per share in three of the preceding five fiscal years. The Company has met or exceeded the budgeted amount for consolidated operating income in three of the preceding five fiscal years.

The ICP targets for Messrs. Gerkens, Gattoni and Kneller for 2010 solely related to budgeted diluted earnings per share whereas the ICP targets for Messrs. O’Malley and Thomas for 2010 related in part to budgeted consolidated operating income. This is because (1) Messrs. Gerkens, Gattoni and Kneller were in positions of responsibility with respect to all of the components that affect the Company’s diluted earnings per share amounts, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel, (3) consolidated operating income reflects the performance of the functions over which each of Messrs. O’Malley and Thomas had responsibility and, as a result, achievement of budgeted consolidated operating income is considered an important component in the performance evaluation of each such Named Executive and (4) the Compensation Committee believes it is appropriate to compensate Named Executives upon achievement of Company-wide, rather than division or function specific, budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals.

The ICP for the 2010 fiscal year was designed such that in the event the Company exceeded budgeted amounts of diluted earnings per share and operating income, the amount of compensation potentially payable for exceeding budgeted diluted earnings per share amounts would be greater as compared to the amount of compensation potentially payable for exceeding budgeted operating income, as further discussed herein. With respect to the portion of the ICP tied to diluted earnings per share, if the Company’s actual diluted earnings per share amount for the fiscal year had equaled budgeted diluted earnings per share after giving effect to a one-time incentive payment (the “target”), the incentive payment would have equaled 100% of the executive’s ICP percentage multiplied by such executive’s base salary. If the Company’s actual diluted earnings per share amount for the fiscal year would have been less than the “target” amount of diluted earnings per share, no incentive payment would have been made to the Named Executives under this portion of the ICP. As actual results exceeded the target, the ICP payment was calculated by multiplying each executive’s base salary by such executive’s ICP percentage multiplied by one plus a predetermined factor. This factor equaled 33 1/3 percent for each one percent actual diluted earnings per share (after giving effect to a one-time payout) exceeded target diluted earnings per share. For Named Executives whose ICP payment was only partially based on diluted earnings per share (Messrs. O’Malley and Thomas), the amount determined as described above was multiplied by 50% to reflect the weighting of that objective. Under the operating income portion of the ICP, eligible employees are paid quarterly if certain operating income amounts are achieved. With respect to the portion of the ICP for the 2010 fiscal year tied to consolidated operating income, if actual consolidated operating income for a specific fiscal quarter was equal to or greater than budgeted consolidated operating income for that quarter, the executive’s ICP payment would be calculated pursuant to a three-step formula: (1) the executive’s base salary is multiplied by such executive’s ICP percentage, (2) the resulting product is multiplied by the current quarter’s budgeted operating income divided by total budgeted fiscal year operating income and (3) the resulting product is multiplied by 50% to reflect the weighting of that objective. The portion of the ICP for the 2010 fiscal year tied to consolidated operating income also includes a component tied to budgeted consolidated operating income for the fiscal year. If actual consolidated operating income for the fiscal year was equal to or greater than 90% of budgeted consolidated operating income for the fiscal year and greater than the actual consolidated operating income from the prior year, the executive’s ICP payment would be calculated pursuant to a four-step formula: (1) actual consolidated operating income is divided by budgeted consolidated income, (2) this quotient is multiplied by the product of the executive’s base salary multiplied by such executive’s ICP percentage, (3) the resulting product is multiplied by 50% to reflect the weighting of that objective and (4) amounts previously paid to the executive under the ICP with respect to the results of a specific fiscal quarter are deducted. Individual amounts calculated under the ICP may be adjusted at the discretion of the Compensation Committee in accordance with the Company’s 162(m) shareholder-approved ICP.

The ICP percentages for the Named Executives in 2010 were as follows: Mr. Gerkens, 100%, Mr. Gattoni, 65%, Mr. Kneller, 40%, Mr. Thomas, 60% and Mr. O’Malley, 60%. The target amount of diluted earnings per share under the ICP with respect to the 2010 fiscal year was $1.50, which represented a 9% increase from the actual diluted earnings per share for the 2009 fiscal year. The target amount of consolidated operating income under the ICP (i) with respect to each quarter of the 2010 fiscal year were, respectively, $23,914,000, $33,793,000, $33,823,000 and $34,840,000 and (ii) with respect to the full 2010 fiscal year was $126,370,000, which represented an 11% increase from the actual consolidated operating income for the 2009 fiscal year. Diluted earnings per share for the 2010 fiscal year exceeded target diluted earnings per share by 18%, or $0.27 per share, and exceeded fiscal year 2009 diluted earnings per share by 29%, or $0.40 per share. Operating income for the 2010 fiscal year exceeded targeted operating income by 11%, or $13,601,000, and exceeded fiscal year 2009 operating income by 23%, or $26,229,000. Therefore, bonus payments were made under the ICP for the 2010 fiscal year with respect to both the portion of the plan tied to diluted earnings per share and the portion of the plan tied to operating income. Neither the diluted earnings per share target nor the operating income target were achieved in fiscal year 2009 and, therefore, no bonus payments were made for fiscal year 2009.

Under the Company’s sales incentive plan, Mr. O’Malley, as Chief Operating Officer with responsibility for the Company’s field operations in support of its independent sales agents, was eligible for an additional incentive compensation payment based upon achievement of budgeted revenue goals. The budgeted revenue goal with respect to the 2010 fiscal year was $2,010,112,000. Revenue in fiscal year 2010 exceeded the budgeted revenue goal and, therefore, Mr. O’Malley received a bonus payment under the Company’s sales incentive plan for the 2010 fiscal year.

Stock-based Awards

Under the Company’s Amended and Restated 2002 Employee Stock Option and Stock Incentive Plan (the “2002 ESOSIP”), equity awards may be granted to the Company’s Executive Officers and certain other key employees. The Compensation Committee determines the type and number of equity awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive, including the achievement of certain specified performance related goals, and overall Company performance. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options are typically granted to Named Executives once a year. In 2010, awards to Named Executives were made on January 29, 2010. Stock option grants to Named Executives made in 2010 vest in five equal annual installments commencing on the first anniversary of the date of grant. Executive Officers have been granted stock options that vest 100% after a period that may range from three to five years from the date of grant or in three or five pro rata installments commencing on the first anniversary of the date of grant. Shares of restricted stock have also been granted to Named Executives under the 2002 ESOSIP. Restricted stock has been granted that vests in three or five pro rata installments commencing on the first anniversary of the date of grant or 100% after a period that may range from three to five years from the date of grant. In 2010, 5,800 shares of restricted stock were issued in the aggregate to Named Executives that vest in three equal annual installments commencing on the first anniversary of the date of grant. The Company believes this approach to the granting of stock awards is designed to encourage the creation of long-term stockholder value as no benefit can be realized from stock options unless the stock price exceeds the exercise price over the vesting period and the benefit realized from restricted stock varies directly with the Company’s stock price.

Stock Ownership Guidelines

The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee of the Board has established stock ownership guidelines applicable to the Executive Officers of the Company. These guidelines recommend that the Chief Executive Officer of the Company hold a minimum of 50,000 shares of the Company’s Common Stock and each of the other Executive Officers of the Company hold a minimum of 15,000 shares of the Company’s Common Stock, in each case to be achieved within specified time periods.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits - tax deferred investment of a certain percentage of the executive’s salary and a Company matching contribution on a certain portion of the executive’s contribution — that are offered under the Company’s 401(k) Plan on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gerkens, Kneller, O’Malley and Thomas have elected to participate in the SERP.

Key Executive Employment Protection Agreements and Other Severance Arrangements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Executive Officers, to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security, and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change in control of the Company. Generally, i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason”, (ii) if the covered executive voluntarily terminates his employment for any reason at any time within the 60-day period beginning on the 181st day following the “change in control” or (iii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason”, after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual incentive compensation bonus for the year in which the change in control occurs, determined by multiplying his annual base salary by his total “participant’s percentage participation” established for such year under the ICP (or any successor plan thereto). The applicable multiples are: three times for Mr. Gerkens, two times for Messrs. Gattoni and Kneller, and one time for Messrs. O’Malley and Thomas. We believe that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Executive Officers. We set the severance multiples for our Executive Officers based on their position and the potential impact to their continued employment in the event of a change in control and to remain competitive within our industry. Each agreement also provides for continuation of medical benefits and for certain tax gross-ups to be made to a covered executive in the event payments to the executive are subject to the excise tax on “parachute payments” imposed under Section 4999 of the Internal Revenue Code of 1986.

The Company agreed, in a letter dated July 2, 2002, to provide Mr. Gerkens with the right to receive a cash payment in settlement of his outstanding stock options in the event his employment is involuntarily or constructively terminated by the Company in connection with a change in control. The Company entered into this agreement with Mr. Gerkens to provide Mr. Gerkens with additional personal financial security in the event of a change in control of the Company which results in or is likely to result in a termination of his employment and his ability to influence the strategic direction of the Company. A copy of this letter was attached as Exhibit 10.17 to the Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 25, 2010 as Exhibit 10.11.

The Company has also entered into an agreement with Mr. Gerkens, in various letters dated April 27, 2004, June 8, 2007, and January 2, 2008, to provide Mr. Gerkens with certain compensation and benefits in the event of his termination of employment under certain specified circumstances. The Company and Mr. Gerkens determined to amend the letter agreement on January 2, 2008 because the Company wanted to ensure that Mr. Gerkens would continue to serve as the Company’s Chief Executive Officer for five years. Under the revised agreement, Mr. Gerkens was granted 400,000 stock options on January 2, 2008 with an additional 100,000 granted on January 2, 2009. These stock options are intended to reward Mr. Gerkens for his significant contributions to the Company and to provide an incentive to Mr. Gerkens for his continued services to the Company. These 500,000 stock options will vest, subject to Mr. Gerkens’ continued employment with the Company, in three equal annual installments, on January 2, 2011, January 2, 2012 and January 2, 2013. Notwithstanding the foregoing, the unvested portion of the options shall become immediately vested and exercisable in the event that the Company appoints someone other than Mr. Gerkens as its Chief Executive Officer at a time when Mr. Gerkens is employed by the Company, Mr. Gerkens resigns his employment for “good reason” (as defined in the letter agreement), or Mr. Gerkens’ employment is terminated by the Company for any reason other than for cause.

The agreement provides that in the event the Company terminates Mr. Gerkens’ employment other than for cause or disability or Mr. Gerkens terminates his employment for good reason prior to January 2, 2013, in each case at any time that Mr. Gerkens’ right to receive severance is not governed by his Key Executive Employment Protection Agreement, the Company would pay Mr. Gerkens a lump sum severance benefit equal to two times the sum of his annual base salary and the annual bonus that would have been payable to him for the relevant period under the Company’s Executive Incentive Compensation Plan. In addition, Mr. Gerkens would be entitled to continue to receive health and welfare benefits. The agreement also provides that if Mr. Gerkens’ employment with the Company ends due to his disability or death, he, or his beneficiary, would be entitled to receive a pro rata portion of the annual bonus that would have been payable to him for the relevant period under the Company’s Executive Incentive Compensation

Plan. Further, the agreement provides that in the event the Company appoints someone other than Mr. Gerkens as Chief Executive Officer prior to January 2, 2013 at a time when Mr. Gerkens is employed by the Company or in the event Mr. Gerkens’ service to the Company as Chief Executive Officer ends on or after January 2, 2013 for any reason other than a termination as a result of which he is entitled to receive severance benefits under either his Key Executive Employment Protection Agreement or the letter agreement, a termination for cause or his death, he would provide the Company with certain consulting and advisory services during the two-year period following the end of his employment, for which he would be paid $300,000 and would be entitled to continue to receive health and welfare benefits. The agreement further provides that Mr. Gerkens would work exclusively for the Company while in its employ and not compete with the Company or solicit or hire any of its employees for a two-year period following the end of his employment as Chief Executive Officer for any reason. A copy of the letter agreement between the Company and Mr. Gerkens as in effect on December 27, 2008, dated January 2, 2008, was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 4, 2008.

The Company and Mr. Gerkens determined to amend this letter agreement on December 31, 2008 to comply with Section 409A of the Internal Revenue Code and to clarify and fulfill the intent of certain compensation arrangements in light of such Section 409A changes. Specifically, to effect the original intent of the letter agreement, the Company modified the terms of the 400,000 stock options granted to Mr. Gerkens on January 2, 2008, to provide that they may be exercised, in all events other than a cause termination, for two years following termination of Mr. Gerkens’ employment. The 100,000 stock options granted to Mr. Gerkens on January 2, 2009 were granted inclusive of the two year exercise provision. A copy of the letter agreement between the Company and Mr. Gerkens, dated December 31, 2008, was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 7, 2009, and is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 25, 2010 as Exhibit 10.12.

Other Benefits and Arrangements

The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies covering each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Gerkens, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including, cell phone, blackberry and other computer and communications equipment and maintenance of connectivity for such equipment in the Named Executive’s home.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its Executive Officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its Executive Officers for the performance exception to non-deductibility. Equity awards under the Company’s 2002 ESOSIP currently meet these requirements. At the 2007 Annual Meeting, the Company received stockholder approval for the executive incentive compensation plan so that any annual awards payable thereunder (subject to certain limits) would qualify for the performance exception under Section 162(m). Under the plan as approved, the maximum annual bonus payment per participant that could be awarded is $3 million. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Company generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but the Compensation Committee reserves the right to pay amounts which are not deductible in appropriate circumstances.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Diana M. Murphy, Chair
David G. Bannister
William S. Elston
Michael A. Henning

Compensation of Named Executives.  The following table summarizes the compensation paid to (i) the Chairman of the Board, President and Chief Executive Officer, (ii) the Principal Financial Officer and (iii) the Company’s three most highly compensated Executive Officers other than the Chairman of the Board, President and Chief Executive Officer and the Principal Financial Officer (such five individuals, collectively, the “Named Executives”).

Summary Compensation Table

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Occupation	Year	(1)($)	(2)($)	(3)($)	($)	(4)($)	(5)($)	($)

Henry H. Gerkens	2010	500,000	—	—	3,000,000	44,253	29,604	3,573,857
Chairman of the Board,	2009	500,000	—	1,205,970	—	43,256	29,050	1,778,276
President and CEO	2008	500,000	—	4,890,120	1,051,000	—	24,039	6,465,159
James B. Gattoni	2010	245,000	62,560	139,637	1,125,000	—	10,583	1,582,780
Vice President and Chief	2009	235,000	102,270	401,937	—	—	10,156	749,363
Financial Officer	2008	225,000	—	489,012	308,000	—	9,720	1,031,732
Patrick J. O’Malley	2010	215,000	54,740	139,637	610,000	5,408	9,649	1,034,434
Vice President,	2009	204,167	72,400	334,948	—	2,936	9,156	623,607
Chief Operating Officer	2008	200,000	—	547,824	187,000	—	8,966	943,790
Larry S. Thomas	2010	210,500	54,740	218,183	530,000	1,747	9,444	1,024,614
Vice President and	2009	206,000	—	200,969	—	2,743	8,892	418,604
Chief Information Officer	2008	206,000	—	305,633	193,000	—	8,892	713,525
Michael K. Kneller	2010	211,000	54,740	81,455	610,000	2,726	8,842	968,763
Vice President, General	2009	206,000	102,270	334,948	—	5,952	8,631	657,801
Counsel and Secretary	2008	206,000	—	305,633	173,000	—	8,588	693,221

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP.

(2)	Stock award amounts reflect the aggregate grant date fair value of shares of restricted Common Stock granted during each fiscal year computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of stock awards granted are included in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2010 filed with the Securities and Exchange Commission.

(3)	Option award amounts reflect the aggregate grant date fair value of stock option grants during each fiscal year computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of stock options granted are included in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2010 filed with the Securities and Exchange Commission.

(4)	Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP. Amounts for 2008 exclude losses of $50,440 for Mr. Gerkens, $818 for Mr. O’Malley and $4,079 for Mr. Kneller.

(5)	Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives and the dollar value of term life insurance premiums paid by the Company on behalf of the Named Executives in the following amounts:

			Insurance
	401(k)	SERP	Premiums	Total

2010
Henry H. Gerkens	$9,800	$10,200	$9,604	$29,604
James B. Gattoni	9,800		783	10,583
Patrick J. O’Malley	8,600		1,049	9,649
Larry S. Thomas	8,420		1,024	9,444
Michael K. Kneller	8,440		402	8,842
2009
Henry H. Gerkens	$9,800	$10,200	$9,050	$29,050
James B. Gattoni	9,400		756	10,156
Patrick J. O’Malley	8,167		989	9,156
Larry S. Thomas	8,240		652	8,892
Michael K. Kneller	8,240		391	8,631
2008
Henry H. Gerkens	$9,200	$10,800	$4,039	$24,039
James B. Gattoni	9,000		720	9,720
Patrick J. O’Malley	8,000		966	8,966
Larry S. Thomas	8,240		652	8,892
Michael K. Kneller	8,240		348	8,588

Grants of Plan-Based Awards.  The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2010 services under the ICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal 2010 to each of the Named Executives of the Company.

Grants of Plan-Based Awards

						All Other	All Other		Grant
						Stock	Option		Date
						Awards:	Awards:	Exercise	Fair	Closing
			Estimated Future Payouts			Number of	Number of	or Base	Value of	Market
		Date of	Under Non-Equity Incentive			Shares of	Securities	Price of	Stock and	Price on
		Compensation	Plan Awards			Stock or	Underlying	Option	Option	Date of
	Grant	Committee	Threshold	Target	Maximum	Units	Options	Awards	Awards	Grant
Name	Date	Action	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)	($/Sh)

Henry H. Gerkens	December 1, 2009	December 1, 2009	500,000	500,000	3,000,000
James B. Gattoni	January 4, 2010(1)	December 1, 2009				1,600			39.10	39.24
	January 29, 2010(2)	January 26, 2010					12,000	37.07	11.64	36.29
	December 1, 2009	December 1, 2009	152,750	152,750	3,000,000
Patrick J. O’Malley	January 4, 2010(1)	December 1, 2009				1,400			39.10	39.24
	January 29, 2010(2)	January 26, 2010					12,000	37.07	11.64	36.29
	December 1, 2009	December 1, 2009	119,700	126,000	3,000,000
Larry S. Thomas	January 4, 2010(1)	December 1, 2009				1,400			39.10	39.24
	January 29, 2010(2)	January 26, 2010					18,750	37.07	11.64	36.29
	December 1, 2009	December 1, 2009	117,420	123,600	3,000,000
Michael K. Kneller	January 4, 2010(1)	December 1, 2009				1,400			39.10	39.24
	January 29, 2010(2)	January 26, 2010					7,000	37.07	11.64	36.29
	December 1, 2009	December 1, 2009	82,400	82,400	3,000,000

(1)	Restricted stock granted shall vest in three equal installments on each of the first three anniversaries of the date of grant, provided the employee is employed by the Company on such anniversary date.

(2)	Stock options granted shall become exercisable in five equal installments on each of the first five anniversaries of the date of grant, provided the employee is employed by the Company on such anniversary date.

Option Exercises.  The following table sets forth the number and value of all stock options exercised during the 2010 fiscal year by each of the Named Executives. No stock awards vested during fiscal year 2010.

Option Exercises and Stock Vested

	Option Awards
	Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	(1)($)

Henry H. Gerkens	55,445	451,931
James B. Gattoni	44,240	1,183,223
Patrick J. O’Malley	48,584	1,315,144
Larry S. Thomas	5,112	163,597

(1)	The value realized represents the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price of the stock option. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective stock option exercise dates.

Outstanding Equity Awards at Fiscal Year End.  The following table sets forth the outstanding equity awards held by the Named Executives at December 25, 2010.

	Option Awards				Stock Awards
						Market
	Number of	Number of				Value of
	Securities	Securities			Number of	Shares or
	Underlying	Underlying	Option		Shares or Units	Units of
	Unexercised	Unexercised	Exercise	Option	of Stock That	Stock That
	Options	Options	Price	Expiration	Have Not	Have Not
Name	Exercisable (#)	Unexercisable (#)	($/Sh)	Date	Vested (#)	Vested ($)

Henry H. Gerkens	100,000		43.6600	2/2/2016(1)
	27,000		44.3200	2/1/2017(1)
		400,000	41.5700	1/2/2018(2)
		100,000	39.3200	1/2/2019(3)
James B. Gattoni	20,000		37.3088	1/3/2015(1)	4,600(9)	187,450
	8,000		32.1300	1/27/2015(4)
	40,000		43.6600	2/2/2016(1)
		30,000	38.1800	1/2/2017(5)
	16,000	24,000	41.5700	1/2/2018(4)
		30,000	39.3200	1/2/2019(6)
		12,000	37.0700	1/29/2020(4)
Patrick J. O’Malley	3,201		32.1300	1/27/2015(4)	3,400(10)	138,550
	3,200	800	43.6600	2/2/2016(4)
	2,400	1,600	44.3200	2/1/2017(4)
		40,000	41.5700	1/2/2018(7)
		25,000	39.3200	1/2/2019(6)
		12,000	37.0700	1/29/2020(4)
Larry S. Thomas	45,000		19.0250	1/2/2014(8)	1,400(11)	57,050
	40,000		37.3088	1/3/2015(1)
	12,000		32.1300	1/27/2015(4)
	40,000		43.6600	2/2/2016(1)
	7,500		44.3200	2/1/2017(1)
	10,000	15,000	41.5700	1/2/2018(4)
		15,000	39.3200	1/2/2019(6)
		18,750	37.0700	1/29/2020(4)
Michael K. Kneller	25,000		34.1350	6/1/2015(1)	4,400(12)	179,300
	40,000		43.6600	2/2/2016(1)
	7,500		44.3200	2/1/2017(1)
	10,000	15,000	41.5700	1/2/2018(4)
		25,000	39.3200	1/2/2019(6)
		7,000	37.0700	1/29/2020(4)

(1)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vest at a rate of 33 1/3% per year over the first three years of the stock option term, which began ten years prior to the expiration date shown.

(2)	Stock options vest as to 133,333 shares each on January 2, 2011 and on January 2, 2012 and 133,334 shares on January 2, 2013.

(3)	Stock options vest as to 33,333 shares each on January 2, 2011 and on January 2, 2012 and 33,334 shares on January 2, 2013.

(4)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vest at a rate of 20% per year over the first five years of the stock option term, which began ten years prior to the expiration date shown.

(5)	All stock options vest on January 2, 2012.

(6)	All stock options vest on January 2, 2014.

(7)	All stock options vest on January 2, 2013.

(8)	All stock options vested on January 2, 2009.

(9)	Restricted stock vests as to 3,000 shares on July 16, 2014 and 1,600 shares in three equal annual installments on each of the first three anniversaries of January 4, 2010, the date of grant.

(10)	Restricted stock vests as to 2,000 shares on July 29, 2014 and 1,400 shares in three equal annual installments on each of the first three anniversaries of January 4, 2010, the date of grant.

(11)	Restricted stock vests in three equal annual installments on each of the first three anniversaries of January 4, 2010, the date of grant.

(12)	Restricted stock vests as to 3,000 shares on July 16, 2014 and 1,400 shares in three equal annual installments on each of the first three anniversaries of January 4, 2010, the date of grant.

Nonqualified Deferred Compensation.  The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 25, 2010 for the Named Executives:

Nonqualified Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contributions	Earnings	Aggregate	at Last
	in Last	in Last	in Last	Withdrawals/	Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year End
Name	($)	($)	($)	($)	($)

Henry H. Gerkens	25,000	10,200	44,253		451,450
Patrick J. O’Malley	15,750		5,408		47,419
Larry S. Thomas			1,747		20,842
Michael K. Kneller			2,726		19,288

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan, the Company will contribute an amount equal to 100% of the first 3% and 50% of the next 2% of such contributions subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. As of December 25, 2010, distributions under the SERP were payable in the same form and at the same time as distributions under the 401(k) Plan, or upon request by the employee, shortly after termination from employment. Investments in the SERP include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP and their annual rate of return for 2010 as reported by the administrator of the SERP.

Name of Fund	Rate of Return

T. Rowe Price Mid Cap Growth Fund	28.06%
INVESCO Small Cap Growth Fund	26.28%
Dreyfus Small Cap Stock Index Fund	26.05%
Janus Overseas Fund S	18.97%
Perkins Small Cap Value S	17.64%
T. Rowe Price Retirement 2040 Fund	16.51%
T. Rowe Price Mid Cap Value Fund	16.45%
T. Rowe Price Retirement 2045 Fund	16.44%
T. Rowe Price Retirement 2050 Fund	16.41%
T. Rowe Price Retirement 2035 Fund	16.34%
T. Rowe Price Retirement 2030 Fund	16.01%
T. Rowe Price Retirement 2025 Fund	15.37%
Vanguard 500 Index Fund	14.91%
T. Rowe Price Retirement 2020 Fund	14.74%
MFS Massachusetts Investors Growth Stock R3	14.30%
T. Rowe Price Retirement 2015 Fund	13.79%
T. Rowe Price Retirement 2010 Fund	12.70%
Goldman Sachs Large Cap Value A	12.13%
MFS Massachusetts Investors Tr R3	11.51%
MFS Value R3	11.40%
Allianz NFJ International Value A	10.62%
BlackRock Inflation Protected Bond A	5.82%
RidgeWorth Investment Grade Bond I	5.42%
Federated Prime Obligations Fund SS	0.01%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the Compensation Discussion and Analysis section of this Proxy Statement as of the end of the Company’s 2010 fiscal year. The table below also reflects letter agreements between the Company and Mr. Gerkens, dated July 2, 2002 and December 31, 2008, that provide for certain severance benefits for Mr. Gerkens. Each of these letter agreements is further described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, in accordance with the provisions of the Company’s stock-based award plans, all outstanding, non-vested stock options and restricted stock are subject to accelerated vesting upon a change in control of the Company.

		Severance Upon
		Termination without
		Cause or for Good
	Change in Control (1)	Reason (2)
Name	($)	($)

Henry H. Gerkens	3,160,256	2,017,256
James B. Gattoni	1,348,150
Patrick J. O’Malley	615,138
Larry S. Thomas	1,727,469
Michael K. Kneller	1,028,241

(1)	Change in Control amounts include severance benefits, target bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the Compensation Discussion and Analysis, plus the intrinsic value of stock options outstanding based on the closing price of $40.75 on December 25, 2010 and assuming accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

(2)	Severance amount includes $2,000,000 of severance and $17,256 of medical benefits.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 28, 2011 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officers of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

		Amount and
		Nature of	Ownership
		Beneficial	Percent of
Name of Beneficial Owner	Position(s)	Ownership	Class(1)

(i)
T. Rowe Price Associates, Inc.(2)(3)		4,873,330	10.2%
BlackRock, Inc.(2)(4)		3,484,260	7.3%
(ii)
David G. Bannister	Director and Nominee for Director	18,680	*
Jeffrey C. Crowe	Director and Nominee for Director	33,572	*
William S. Elston(5)	Director	30,556	*
Michael A. Henning	Director and Nominee for Director	10,577	*
Diana M. Murphy(6)	Director	70,726	*
Henry H. Gerkens(7)	Chairman of the Board, President and Chief Executive Officer	352,822	*
James B. Gattoni(8)	Vice President and Chief Financial Officer	146,000	*
Larry S. Thomas(9)	Vice President and Chief Information Officer	182,195	*
Michael K. Kneller(10)	Vice President, General Counsel and Secretary	96,458	*
Patrick J. O’Malley(11)	Vice President and Chief Operating Officer	37,113	*
Joseph J. Beacom(12)	Vice President and Chief Compliance, Security and Safety Officer	69,122	*
(iii)
All Directors and Executive Officers as a group (11 persons)(13)(14)		1,047,821	2.2%

*	Less than 1%

(1)	The percentages are based upon 47,878,197 shares, which equals the number of outstanding shares of the Company as of March 28, 2011. With respect to the calculation of the percentages for beneficial owners who hold stock options exercisable within 60 days of March 28, 2011, the number of shares of Common Stock on which such percentage is based also includes the number of shares underlying such stock options.

(2)	In accordance with the rules of the Securities and Exchange Commission, the information set forth above is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)	According to an amendment to its Schedule 13G/A filed on February 10, 2011, (i) T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 4,873,330 shares of Common Stock and (ii) T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Small-Cap”) is an investment company registered under Section 8 of the Investment Company Act of 1940 and is deemed to be the beneficial owner of 2,610,000 shares of Common Stock. Price Associates has sole voting power with respect to 1,110,630 of such shares, no shared voting or dispositive power with respect to such shares, and sole dispositive power with respect to all 4,873,330 shares. Price Associates, however, expressly disclaims that it is, in fact, the beneficial owner of such shares. T. Rowe Small-Cap has sole voting power with respect to 2,610,000 of such shares and no shared voting or sole or shared dispositive power with respect to such shares. The business address of each of Price Associates and T. Rowe Small-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)	According to its Schedule 13G/A filed on February 7, 2011, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 3,484,260 shares of Common Stock. BlackRock has sole voting and dispositive power with respect to all 3,484,260 of such shares. The business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)	Includes 4,977 shares of restricted stock subject to vesting.

(6)	Includes 4,977 shares of restricted stock subject to vesting.

(7)	Includes 293,667 shares that may be acquired upon the exercise of stock options.

(8)	Includes 94,400 shares that may be acquired upon the exercise of stock options and 5,672 shares of restricted stock subject to vesting.

(9)	Includes 163,250 shares that may be acquired upon the exercise of stock options and 2,238 shares of restricted stock subject to vesting.

(10)	Includes 88,900 shares that may be acquired upon the exercise of stock options and 5,338 shares of restricted stock subject to vesting.

(11)	Includes 12,801 shares that may be acquired upon the exercise of stock options and 4,338 shares of restricted stock subject to vesting.

(12)	Includes 46,900 shares that may be acquired upon the exercise of stock options and 2,004 shares of restricted stock subject to vesting.

(13)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors and Executive Officers as a group.

(14)	Includes 699,918 shares that may be acquired upon the exercise of stock options and 29,544 shares of restricted stock subject to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 25, 2010, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis, except with respect to the following: on March 11, 2010, Mr. Beacom exercised options on 2,920 shares and sold 2,900 shares of the Company’s common stock. The Form 4 reporting these transactions was filed on March 17, 2010.

PROPOSAL NUMBER TWO —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 25, 2010. In addition to retaining KPMG LLP to audit the consolidated financial statements and the internal controls over financial reporting of the Company and its subsidiary, the Company engaged KPMG LLP to render certain employee benefit audit services to the Company in fiscal year 2010 and expects to continue to do so in fiscal 2011. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2010 and 2009 for services consisted of the following:

AUDIT FEES:  Fees for the audits of the financial statements and internal control over financial reporting and quarterly reviews were $830,000 for fiscal 2010 and $917,500 for fiscal 2009.

AUDIT RELATED FEES:  Fees for audits of the Company’s 401(k) plan and subsidiary audit were $42,000 and $63,328 for fiscal 2010 and 2009, respectively.

TAX FEES:  Fees for assistance with tax compliance and tax audits were $24,364 for fiscal 2009.

The Audit Committee has approved all of the fees above.

The Audit Committee has appointed KPMG LLP to continue in that capacity for fiscal year 2011, and has recommended to the Board that a resolution be presented to stockholders at the 2011 Annual Meeting to ratify that appointment. The Board has adopted such resolutions and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2011 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders as appropriate.

Assuming the presence of a quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2011 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER THREE —
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executives as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” the executive compensation programs are designed to attract, motivate, and retain the Named Executives, who are critical to the Company’s success. Under these programs, the Named Executives are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” included in this proxy statement for additional details about the executive compensation programs, including information about the fiscal year 2010 compensation of the Named Executives.

The Compensation Committee continually reviews the compensation programs for the Named Executives to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with current market practices and the stockholders’ interests. While the Compensation Committee determines the compensation of the Named Executives in the manner described in the “Compensation Discussion and Analysis”, the Company understands that the stockholders may be particularly interested in the connection between our Chief Executive Officer’s compensation and the Company’s performance, as well as the long-term trend of the Chief Executive Officer’s total compensation relative to the stockholders’ return. For 2010, 85% of the Chief Executive Officer’s total direct compensation was “performance-based” (as discussed in “Compensation Discussion and Analysis”) and determined based on the Company’s actual diluted earnings per share as compared to the budgeted amount for this metric.

We are asking the stockholders to indicate their support for the Named Executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on the Named Executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executives and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask the stockholders to vote “FOR” the following resolution at the Company’s 2011 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this proxy statement, we will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the 2011 Annual Meeting, provided a quorum is present. Unless you instruct us to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Company to its Named Executives as discussed in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL NUMBER FOUR —
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables the Company’s stockholders to indicate how frequently we should seek an advisory vote on the compensation of the Named Executives, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on Named Executive compensation once every one, two, or three years or may abstain.

The Board of Directors believes that a triennial vote on executive compensation is appropriate for a number of reasons. The Company believes that a triennial advisory vote would better enable stockholders to see and evaluate the Compensation Committee’s actions in context over time. In this regard, as noted above under the heading “Executive Compensation- Compensation Discussion and Analysis”, long-term incentive compensation paid in the form of stock-based awards has historically accounted for a significant portion of each Named Executive’s total compensation and has been designed to reward long-term performance, with such awards typically subject to vesting periods of no less than three years. The Board believes that long-term incentive compensation paid in the form of stock-based awards helps to align management’s future interests with that of the Company’s stockholders, rewards for sustained performance over a period of time longer than one or two years and is generally aligned with the Company’s variable cost business model.

Moreover, the Board of Directors believes that an advisory vote on executive compensation that occurs every three years reflects the appropriate time frame for the Compensation Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed and to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in many cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

The Board of Directors is also aware of views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some stockholders believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past and will in the future continue to be engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, means for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. Also, because our executive compensation programs are designed to operate over the long-term and to enhance long-term performances, we are concerned that an annual advisory vote on executive compensation could lead to our executive compensation programs placing an undue emphasis on near term performance.

We understand that the stockholders may have different views as to what is the best approach for the Company and we will carefully review the voting results. As the Board of Directors acknowledges that there are a number of points of view regarding the relative benefits of triennial and more frequent say-on-pay votes, the Board of Directors is not making a recommendation with the respect to this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of its Named Executives, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders. Unless you instruct us to vote differently, we will vote valid proxies to ABSTAIN on the vote on the frequency of a stockholders vote on the compensation paid by the Company to its Named Executives.

THE BOARD OF DIRECTORS IS NOT MAKING A RECOMMENDATION REGARDING THE VOTE ON THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NUMBER FIVE —
PROPOSAL TO ADOPT THE 2011 EQUITY INCENTIVE PLAN

To further its policy of encouraging the creation of long-term stockholder value, the Board has adopted the Landstar System, Inc. 2011 Equity Incentive Plan (the “2011 EIP”), subject to stockholder approval. The 2011 EIP is substantially similar to and will replace the Company’s Amended and Restated 2002 Employee Stock Option and Stock Incentive Plan (the “2002 ESOSIP”). The 2011 EIP is set forth in Exhibit A to this proxy statement.

The Company is seeking to replace the 2002 ESOSIP with the 2011 EIP primarily because under applicable provisions of the Internal Revenue Code, as amended, incentive stock options may not be granted after the tenth anniversary of the date the 2002 ESOSIP was originally adopted by the Board and the Company wishes to have the flexibility to continue to grant incentive stock options. The 2011 EIP, like the 2002 ESOSIP, will, among other things, provide the Compensation Committee the power to grant equity and equity-based awards including stock options, restricted stock, stock appreciation rights, performance shares and other stock based awards. As of March 31, 2011, there are 2,232,917 awards available for grant under the 2002 ESOSIP. Should the stockholders approve the 2011 EIP, no further grants will be made under the 2002 ESOSIP.

In seeking to replace the 2002 ESOSIP with the 2011 EIP, the Company also seeks to increase the number of shares available for grant. As originally adopted under the 2002 ESOSIP, 800,000 shares were authorized for issuance. Through the adjustment provisions of the 2002 ESOSIP, to reflect stock splits with respect to the Company’s common stock, the number of shares authorized for issuance has been adjusted to be 6,400,000 shares. As of March 31, 2011, there were options outstanding with respect to 2,384,983 shares held by participants and 26,800 shares of restricted stock that have been awarded to participants. Each share of restricted stock, performance shares or other stock-based awards granted counts as two shares against the share limit in the 2002 ESOSIP. This double counting with regard to awards of restricted stock, performance shares or other stock-based awards is intended to reflect that these types of awards are more valuable to the recipients, and more dilutive than stock options or stock appreciation rights.

The Company has drafted the 2011 EIP to comply with the requirements of Section 162(m) of the Internal Revenue Code. This means that, if stockholders approve the 2011 EIP and the performance objectives specified therein, awards such as performance shares, or cash based awards based on appropriate performance objectives extending for periods of more than one year, can be granted without the loss of a Federal income tax deduction for the Company. For information on the deductibility of compensation related to awards granted under the 2011 EIP, see “— Certain Tax Code Limitations on Deductibility” below.

Summary of the 2011 Equity Incentive Plan

The following summary of the 2011 EIP is qualified by reference to the full text thereof, which is attached as Exhibit A to this proxy statement.

General

The 2011 EIP’s purposes remain unchanged from those of the 2002 ESOSIP and are to:

•	attract and retain the best available personnel;

•	provide additional incentives to employees;

•	encourage an ownership interest in the Company; and

•	promote the success of the Company.

The Compensation Committee of the Company’s Board of Directors administers the 2011 EIP. The Compensation Committee consists solely of two or more directors who are independent in accordance with the Internal Revenue Code and the National Association of Securities Dealers Automated Quotation/National Market System (“NASDAQ”) requirements. The Compensation Committee is authorized to:

•	interpret the 2011 EIP and all awards;

•	establish and amend rules and regulations for the 2011 EIP’s operation;

•	select recipients of awards;

•	determine the form, amount and other terms and conditions of awards; and

•	amend awards.

The Company’s officers and key executive and management employees, in addition to those of its subsidiaries, are eligible to be selected to participate in the 2011 EIP. The Compensation Committee has the sole discretion to select participants from among the eligible persons. It is estimated that the total number of persons who are eligible to receive awards under the 2011 EIP at present would not exceed 1,500.

The aggregate number of shares of common stock that may be issued under the 2011 EIP with respect to awards may not exceed 6,000,000. This limit is subject to adjustment for certain transactions affecting the common stock. Each share issued pursuant to awards of stock options or stock appreciation rights under the 2011 EIP, or with respect to awards issued in settlement of existing obligations of the Company to pay cash, will reduce the share limit by one full share. Each share issued pursuant to an award of restricted stock, performance shares or other stock based award will reduce the share limit by two shares. If an award is cancelled, forfeited or expires unexercised, the number of shares of common stock under such award will be added back to the shares available for grant under the 2011 EIP. If an award granted under the 2002 ESOSIP is cancelled, forfeited or expires unexercised, the number of shares of common stock under such award shall be added to the shares available for grant under the 2011 EIP. The number of shares available for grant under the 2011 EIP shall not be increased by any shares not issued or delivered as a result of a net settlement of an option or a stock appreciation right. The shares issued under the 2011 EIP may be issued from shares held in treasury or from authorized but unissued shares.

The 2011 EIP provides for the grant of:

•	stock options, including incentive stock options and nonqualified stock options;

•	stock appreciation rights, in tandem with stock options or freestanding;

•	restricted stock awards;

•	performance share and cash awards;

•	cash awards; and

•	other stock based awards.

The Compensation Committee may grant awards individually, in combination, or in tandem.

The exercise or measurement price for any stock option or stock appreciation right will be at least equal to the fair market value of the Company’s common stock at the date of grant. The fair market value generally is determined to be the average of the high and low bid and ask prices of a share of the Company’s common stock as reported on the NASDAQ on the day of grant of the award. Stock options and stock appreciation rights will normally terminate on the earlier of (i) 10 years from the date of grant, (ii) 30 days after termination of employment or service for a reason other than cause, death, disability or retirement, or (iii) one year after death, disability or retirement.

Awards may be paid in cash, shares of the Company’s common stock or a combination, as determined by the Compensation Committee. Awards are non-transferable except by disposition on death.

Options

Stock options granted under the 2011 EIP may be:

•	incentive stock options, as defined in the Internal Revenue Code, as amended, or

•	nonstatutory stock options, which do not qualify for treatment as incentive stock options under the Internal Revenue Code, as amended.

The Compensation Committee selects the recipients of stock options and sets the terms of the stock options, including:

•	the number of shares for which a stock option is granted;

•	the term of the stock option; and

•	the date(s) when the stock option can be exercised.

The Compensation Committee determines how a stock option may be exercised, whether for cash or securities. The exercise price of a stock option may not be less than the fair market value of a share of the Company’s common stock on the date of grant, and the stock option term may be no longer than ten years.

A stock option agreement or the Compensation Committee’s procedures may set forth conditions respecting the exercise of a stock option. The Compensation Committee may in its discretion waive any condition respecting the exercise of any stock option and may accelerate the time at which any stock option is exercisable.

No incentive stock option may be granted after the tenth anniversary of the date the 2011 EIP was originally adopted by the Board.

No participant can receive more than 400,000 shares of stock subject to stock options (including incentive stock options) and/or stock appreciation rights in any year.

Stock Appreciation Rights

A stock appreciation right is a grant entitling the participant to receive an amount in cash or shares of common stock or a combination thereof, as the Compensation Committee may determine, in an amount equal to the increase in the fair market value between the grant and exercise dates of the shares of the Company’s common stock with respect to which the stock appreciation right is exercised. The measurement price of a stock appreciation right may not be less than the fair market value of a share of the Company’s common stock on the grant date, and the term of a stock appreciation right may be no longer than ten years. Stock appreciation rights may be granted separately or in tandem with the grant of a stock option.

A stock appreciation right granted in tandem with a nonstatutory stock option may be granted either at or after the time of the grant of the nonstatutory stock option. A stock appreciation right granted in tandem with an incentive stock option may be granted only at the time of the grant of the incentive stock option. A stock appreciation right granted in tandem with a stock option terminates and is no longer exercisable upon the termination or exercise of the related stock option. The Compensation Committee may set the terms and conditions of stock appreciation rights, subject to the limitations set forth in the 2011 EIP. At any time, the Compensation Committee may accelerate the exercisability of any stock appreciation right and otherwise waive or amend any condition(s) to the grant of a stock appreciation right.

Restricted Stock

A restricted stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Compensation Committee on the date of grant, shares of the Company’s common stock subject to such restrictions and conditions as the Compensation Committee may determine at or after the time of grant, including years of service or the attainment of specified performance goals. The recipient may have all the rights of a shareholder with respect to the restricted stock. These rights include voting and dividend rights and they are effective as soon as:

•	restricted stock is granted (or upon payment of the purchase price for restricted stock); and

•	issuance of the restricted stock is recorded by the Company’s transfer agent.

A grant of restricted stock will be subject to non-transferability restrictions, repurchase and forfeiture provisions and such other conditions (including conditions on voting and dividends) as the Compensation Committee may impose at the time of grant.

Any restricted shares cease to be restricted stock and will be deemed “vested” after the lapse of all restrictions. Restrictions lapse, and restricted stock based on service becomes vested either ratably or in a lump-sum over a minimum period of three years and, over a minimum period of one year if the restricted period is based on performance goals. If determined by the Compensation Committee at or after the time of grant, the restrictions will lapse earlier upon the participant’s death, disability or retirement or upon a change in control.

Performance Related Awards

The Compensation Committee may grant performance share and performance cash awards, which are rights to receive shares of the Company’s common stock or the cash equivalent of the performance share award based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Compensation Committee may determine. Performance awards will be contingent upon performance measures applicable to a particular period (not less than one year), as established by the Compensation Committee, and may be determined by reference to the performance of the Company, a subsidiary or a division or unit relative to past performance or to other companies based upon any one or more of the following (and the satisfaction of any additional performance goals as the Compensation Committee determines):

•	earnings per share and/or diluted earnings per share

•	budgeted earnings per share

•	return on equity;

•	total shareholder return;

•	revenue;

•	cash flows, revenue and/or earnings relative to other parameters (e.g., net or gross assets);

•	operating income;

•	return on investment;

•	changes in the value of the Company’s common stock;

•	return on assets;

•	return on invested capital;

•	net revenue (defined as revenue less purchased transportation);

•	net revenue percentage (defined as net revenue divided by revenue);

•	gross profit (defined as revenue less purchased transportation and agent commissions);

•	gross profit margin (defined as gross profit divided by revenue);

•	operating margin (defined as operating income divided by gross profit);

•	certain costs (which may include other operating costs, insurance and claims costs, selling general and administrative costs and/or depreciation and amortization costs) in gross dollars and/or as a percentage of revenue, net revenue, gross profit or operating income.

The Compensation Committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based. Please see “Compensation Discussion and Analysis-Deductibility of Compensation” for more information regarding Section 162(m) of the Code.

The maximum number of shares that may be subject to a performance share award to any one participant in any year cannot exceed 750,000 shares and the maximum dollar value of any performance related cash award in any year cannot exceed $3,000,000.

Other Stock Based Awards

The Compensation Committee may grant other types of stock based awards, as it determines in its discretion. These stock based awards cannot exceed five percent of the shares available under the 2011 EIP.

Provisions Relating to a Change In Control

The 2011 EIP provides certain benefits in the event of a change in control. A change in control is deemed to have occurred if:

•	any person acquires beneficial ownership of 35% or more of the Company’s voting securities;

•	as a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the majority of the Company’s Board of Directors and after which less than 50% of the voting securities of the Company or the surviving entity outstanding immediately thereafter is owned by the Company’s former shareholders;

•	a sale of substantially all of the Company’s assets; or

•	a tender or exchange offer results in the acquisition of 35% or more of the Company’s outstanding voting securities.

Upon a change in control, (i) each stock option and stock appreciation right will, at the discretion of the Compensation Committee, either be cancelled in exchange for a cash payment equal to the excess of the change in control price (as defined in the 2011 EIP) over the exercise price of the stock option or the base price of the stock appreciation right, or in the case of stock options, be fully exercisable and (ii) all forfeiture restrictions applicable to the award will lapse.

However, no cancellation, acceleration of exercisability or vesting or cash settlement will occur if the Compensation Committee reasonably determines before the change in control that the award will be honored or assumed or a new award will be made with substantially equivalent rights and economic value and which provides that if the participant is terminated, all restrictions lapse and the award will otherwise vest.

Upon a change in control, participants will earn that number of performance shares that would have been paid if the applicable measurement period had ended on the Company’s fiscal year ended immediately preceding the change in control (based on the performance conditions set for that period) and such performance award will either be paid in shares or cancelled in exchange for a cash payment, as determined by the Compensation Committee, in its discretion.

Other Modifications

In the event of specified changes in the Company’s capital structure, the Compensation Committee will have the power to adjust the number and type of shares authorized by the 2011 EIP (including on individual awards) and the number, stock option price or types of shares covered by outstanding awards. The Compensation Committee will also have the power to make other appropriate adjustments in awards under the 2011 EIP.

Clawback

Any payment or award made to a participant is subject to recovery or “clawback” by the Company if the payment or award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by applicable law.

Amendment

The Board may at any time terminate or suspend the 2011 EIP, and from time to time may amend or modify the 2011 EIP, provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of common stock is present in person or by proxy, no amendment or modification to the 2011 EIP may (i) materially increase the benefits accruing to participants under the 2011 EIP, (ii) except in connection with an adjustment to the Company’s capitalization, materially increase the number of shares of common stock subject to awards under the 2011 EIP or the number of awards that may be granted to a participant in a single calendar year under the 2011 EIP, (iii) materially modify the requirements for participation in the 2011 EIP or (iv) permit the repricing of any option or stock appreciation right. No amendment, modification, or termination of the 2011 EIP shall in any manner adversely affect any award theretofore granted under the 2011 EIP, without the consent of the participant.

Federal Income Tax Consequences

The Internal Revenue Code provides that a participant receiving a nonqualified stock option ordinarily does not realize taxable income upon the grant of the stock option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified stock option to the extent that the fair market value of the common stock on the date of exercise exceeds the stock option price. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified stock option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for the Company.

The grant of an incentive stock option does not result in taxable income to a participant. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands.

The statutory holding period lasts until the later of:

•	two years from the date the stock option is granted; and

•	one year from the date the common stock is transferred to the participant pursuant to the exercise of the stock option.

If the employment and statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of:

•	the fair market value of the common stock on the date of exercise minus the stock option price; and

•	the amount realized on disposition minus the stock option price.

Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

The exercise of a stock option through the exchange of previously-acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the stock option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of a stock option through the exchange of non-disqualified shares.

If an optionee exercises a stock option through the cashless exercise method by authorizing a broker to sell a specified number of the shares to be acquired through the stock option exercise having a market value equal to the sum of the stock option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of stock option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an incentive stock option, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.

In the case of a nonqualified stock option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining stock option shares as discussed above relating to nonqualified stock options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the stock option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

Under Section 83(b) of the Internal Revenue Code, an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the employee. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the employee. An employee makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the employee. If a Section 83(b) election is properly made, the employee will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the employee for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the employee.

Generally, an employee will not recognize any taxable income upon the grant of stock appreciation rights, performance shares, or other stock or cash based award. At the time the employee receives the payment for the stock appreciation right, performance shares, or other stock or cash based award, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable to the employee as ordinary income, taxable as compensation.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the 2011 EIP.

The exercisability of a stock option or a stock appreciation right, the payment of a performance share or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be considered a parachute payment under the Internal Revenue Code. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by the Company’s stockholders. The Company has structured and intends to implement the 2011 EIP so that resulting compensation would be performance-based compensation. To allow the Company to qualify the compensation, the Company is seeking stockholder approval of the 2011 EIP and the material terms of the related performance goals. However, the Company may, in its sole discretion, determine that in one or more cases it is in its best interests not to satisfy the requirements for the performance-based exception. Please see “Compensation Discussion and Analysis — Tax Considerations” for more information regarding Section 162(m) of the Internal Revenue Code.

In addition to the 2002 ESOSIP, the Company maintains one stock option plan and one stock compensation plan (the “2003 Directors’ Stock Compensation Plan”). The following table presents information related to securities authorized for issuance under these plans at December 25, 2010:

			Weighted-average	Number of Securities
	Number of Securities	Weighted-average	Remaining Term of	Remaining Available for
	to be Issued Upon Exercise of	Exercise Price of	Outstanding	Future Issuance Under
Plan Category	Outstanding Options	Outstanding Options	Options (Years)	Equity Compensation Plans(1)

Equity Compensation Plans Approved by Security Holders	2,295,831	$39.73	6.5	2,533,686
Equity Compensation Plans Not Approved by Security Holders	0	0	0	0

(1)	Should the stockholders approve the 2011 EIP, no further grants will be made under the 2002 ESOSIP.

Included in the number of securities remaining available for future issuance under equity compensation plans were 128,469 shares of Common Stock reserved for issuance under the 2003 Directors’ Stock Compensation Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2012 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 9, 2011, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Bylaws of the Company, stockholder proposals intended for presentation at the 2012 Annual Meeting of Stockholders that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than December 9, 2011 and not later than January 8, 2012. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2012 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 29, 2012 and advises stockholders in the 2012 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 29, 2012.

In addition, in accordance with the Bylaws, stockholder proposals intended for presentation at the 2011 Annual Meeting of Stockholders that are not intended for inclusion in this Proxy Statement must be received by the Company not earlier than November 23, 2010 and not later than December 23, 2010. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2011 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 6, 2011, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 6, 2011.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of a proxy statement or annual report to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the 34 Act, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of a proxy statement or annual report, as applicable, to any security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of a proxy statement or annual report by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.
Investor Relations
13410 Sutton Park Drive South
Jacksonville, FL 32224
Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of a proxy statement or an annual report if they are receiving multiple copies of proxy statements or annual reports by contacting the Company at the preceding phone number and/or mailing address.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2011 Annual Meeting, the persons named in the enclosed form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE
ENCLOSED PROXY CARD PROMPTLY

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South
Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 25, 2010, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

Exhibit A

LANDSTAR SYSTEM, INC.

2011 EQUITY INCENTIVE PLAN

SECTION 1.

PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

SECTION 2.

DEFINITIONS

2.1  Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Award” means any grant or award pursuant to Sections 6 through 10 of the Plan.

(c) “Award Agreement” means an agreement between the Company and a Participant, setting forth the terms and conditions relating to an Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any material written policy of the Company or any Subsidiary, or any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

(f) “Change in Control” means the occurrence of any of the following events:

(i) any “person” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the consummation of a (a) merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger directly or indirectly own less than 50% of the voting power in such corporation or (b) sale or other disposition in a transaction or a series of related transactions of all or substantially all of the assets of the Company; provided that if a Participant’s employment with the Company is terminated between the date the stockholders of the Company approve a transaction described in the preceding clauses (a) or (b) and the date of the consummation of such transaction, such Participant shall be entitled to the provisions of Section 11 as if such Participant had remained continuously employed through the date of such consummation; or

(iii) the purchase of Stock pursuant to any tender or exchange offer made by any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any of its Subsidiaries, an employee benefit plan of the Company or any of its Subsidiaries, for 35% or more of the Stock of the Company.

(g) “Change in Control Price” means the price per share of Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) provided, however that to the extent necessary to comply with Section 409A of the Code, the Change in Control Price should not exceed the fair market value of the Stock.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the Compensation Committee of the Board, which is expected to consist of two or more “outside directors” within the meaning of Section 1-162-27(e) of the Treasury Regulations issued pursuant to Section 162(m) of the Code, each of whom is “independent” under the NASDAQ/NMS requirements.

(j) “Company” means Landstar System, Inc., a Delaware corporation, and any successor thereto.

(k) “Disability” means total disability as determined in accordance with the terms of the long-term disability plan of the Company or any of its Subsidiaries in which the Participant is eligible to participate, provided, that in the case of any Award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

(l) “Effective Date” means the date, following adoption of this Plan by the Board, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company.

(m) “Employee” means any officer or other key executive and management employee of the Company or any of its Subsidiaries.

(n) “Fair Market Value” means, on any date, the average of the bid and asked for price of a share of Stock as reported on the National Association of Securities Dealers Automated Quotation/National Market System (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on NASDAQ/NMS (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

(o) “Net Exercise” means the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

(p) “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of Section 422 of the Code or (ii) a “Nonstatutory Stock Option.”

(q) “Participant” means any Employee designated by the Committee to receive an Award under the Plan.

(r) “Performance Criteria” means the objectives established by the Committee pursuant to Section 9 of the Plan for the purpose of determining the extent to which a Performance Related Award has been earned or vested.

(s) “Performance Related Award” means Performance Related Cash Awards or Performance Related Stock Awards that vest (in whole or in part) upon the achievement of specified Performance Criteria.

(t) “Plan” means the Landstar System, Inc. 2011 Equity Incentive Plan, as in effect from time to time.

(u) “Restricted Stock” means shares of Stock contingently granted to a Participant under Section 8 of the Plan.

(v) “Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

(w) “Retirement” means termination of a Participant’s employment on or after the date the Participant attains age 62.

(x) “Stock” means the common stock of the Company, par value $0.01 per share.

(y) “Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or shares of Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Stock. The number of shares to be issued shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise. Notwithstanding the foregoing, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the shares of Stock otherwise issuable upon any exercise of any such SAR, to pay the grantee an amount in cash or other marketable property of a value equivalent to the aggregate Fair Market Value at the time of exercise to the number of shares of Stock that the Committee is electing to settle in cash or other marketable property.

(z) “Stock Based Award” means an Award described in Section 10 of the Plan.

(aa) “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

2.2  Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

SECTION 4.

POWERS OF THE COMMITTEE

4.1  Power to Grant.  The Committee shall determine the Participants to whom Awards shall be granted and the terms and conditions of any and all such Awards. The Chairman of the Board may suggest to the Committee the Participants who should receive Awards under the Plan. The terms and conditions of each Award shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to participants without the consent of the Participant to whom such Award has been granted. The Committee may establish different terms and conditions for different Participants receiving Awards and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.2  Administration.  The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan and any Award thereunder, to establish the person(s) to whom Awards shall be payable or exercisable upon the death of a Participant, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1  Number.  Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 6,000,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. Any shares of Stock issued in connection with an Option or SAR shall be counted against the limit as one (1) share of Stock issued; for Awards other than Options and SARs, any shares of Stock issued shall be counted against this limit as two shares of Stock for every one (1) share issued. The maximum number of shares of Stock that may be granted in the form of Incentive Stock Options shall be 6,000,000. The maximum number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Stock or credited as additional Restricted Stock or Stock Based Awards.

5.2  Cancelled, Terminated, Settled or Forfeited Awards.  Any shares of Stock subject to any portion of any Award granted under the Plan or any Award granted under the Landstar System, Inc. 2002 Amended and Restated Stock Option and Stock Incentive Plan (the “Prior Plan”) which is cancelled, forfeited or otherwise expires without having been exercised, in the case of an Option or SAR, or having become vested, in the case of any other Award shall again be available for grant under the Plan. For purposes of applying the share limit set forth in Section 5.1, upon the Net Exercise of any Options or the exercise of any SAR (whether granted under the Plan or granted under the Prior Plan), the gross number of shares of Stock as to which such Option or SAR is being exercised, and not just the net number of shares of Stock delivered upon such exercise, shall be treated as having been issued pursuant to the Plan or the Prior Plan, as applicable.

5.3  Adjustment in Capitalization.  In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock reserved for issuance under the Plan, the number and Option price of shares subject to outstanding Options or SARs granted under the Plan, and the number of shares subject to other outstanding Awards granted under the Plans may be appropriately adjusted by the Committee, in its sole discretion, and whose determination shall be conclusive.

SECTION 6.

STOCK OPTIONS

6.1  Grant of Options.  Options may be granted to Participants alone, in addition to, or in tandem with other Awards granted under the Plan, at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, provided that no Participant shall receive more than 400,000 shares of Stock subject to Options and/or SARs during any fiscal year of the Company. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Notwithstanding any other Plan provision, no Incentive Stock Option may be granted on or after the tenth anniversary of the date the Plan was first adopted by the Board.

6.2  Option Price.  Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted. Without the express approval of the Company’s stockholders, except as otherwise provided in Section 5.3, the Committee shall not be entitled to amend or otherwise modify any Option to lower the option price per share below the Fair

Market Value on the date of grant, or to issue any replacement Option or similar Award in exchange for an Option with a higher exercise price.

6.3  Exercise of Options.  Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose either at or after the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable more than 10 years after the date on which it is granted.

6.4  Payment.  The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him or her, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. Alternatively, the Committee may permit a Participant to Net Exercise any Nonstatutory Stock Option. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price (if applicable), the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

6.5  Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

6.6  Termination of Employment Due to Retirement.  Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment terminates by reason of Retirement, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised at any time prior to the expiration of the term of the Options or within one (1) year (or such other period as the Committee shall determine at or after the time of grant) following the Participant’s termination of employment, whichever period is shorter.

6.7  Termination of Employment Due to Death or Disability.  Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment terminates by reason of death or Disability, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant’s designated beneficiary (in accordance with procedures as may be determined by the Committee at or after the time of grant) and if none is named, at any time prior to the expiration date of the term of the options or within one (1) year (or such other period as the Committee shall determine at or after the time of grant) following the Participant’s termination of employment, whichever period is shorter.

6.8  Termination of Employment for Cause.  Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

6.9  Termination of Employment for Any Other Reason.  Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 6.6, 6.7, or 6.8, any Options granted to such Participant which are exercisable at the date of the Participant’s termination of employment shall be exercisable at any time prior to the expiration of the term of such Options or the thirtieth day following the Participant’s termination of employment, whichever period is shorter.

SECTION 7.

STOCK APPRECIATION RIGHTS

7.1  Grant.  Stock Appreciation Rights may be granted alone, in addition to, or in tandem with, other Awards granted under the Plan. Any Stock Appreciation Right granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan. In the case of a Nonstatutory Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, unless the Participant otherwise consents, such rights may be granted only at the time of grant of such Option. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.

7.2  Exercisability.  Stock Appreciation Rights shall be exercisable at such time and subject to such conditions as the Committee shall specify, except that any Stock Appreciation Right granted in tandem with an Option (or portion thereof) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable, including in the event of the termination of the Participant’s employment, in accordance with the provisions of Section 6 of the Plan. Any Stock Appreciation Right granted on a stand-alone basis shall be subject to the same rules regarding exercisability (including those pertaining to periods following termination of employment) that apply to Options under Section 6.

7.3  Shares Delivered on Exercise.  Upon the exercise of a Stock Appreciation Right, a grantee shall be entitled to receive an amount in shares of Stock (or, solely to the extent determined by the Committee, cash) equal in value to the excess of the Fair Market Value (at the time of exercise) of one share of Stock over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise. Notwithstanding anything in this Section 7.3 to the contrary, the base price in respect of any Stock Appreciation Right shall not be less than the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or in the case of a Stock Appreciation Right granted in tandem with an Option, the Fair Market Value of the Stock at the time the related Option was granted. Without the express approval of the Company’s stockholders, except as otherwise provided in Section 5.3, the Committee shall not be entitled to amend or otherwise modify any Stock Appreciation Right to lower the exercise price below the applicable Fair Market Value established under the preceding sentence, or to issue any replacement Stock Appreciation Right or similar Award in exchange for a Stock Appreciation Right with a higher base price.

7.4  Exercise of SARs.  A Stock Appreciation Right may be exercised by a grantee, subject to Section 7.3, in accordance with the procedures established by the Committee from time to time for such purposes. Upon such exercise, the grantee shall be entitled to receive an amount determined in the manner prescribed in Section 7.3.

7.5  Exercise of Tandem Option.  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or upon the exercise of the related Option (and similarly the related Option shall no longer be exercisable upon the exercise or termination of the related Stock Appreciation Right), subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Option.

SECTION 8.

RESTRICTED STOCK

8.1  Administration.  Restricted Stock may be issued either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the terms and conditions set forth herein.

8.2  Restriction Period.  Subject to the provisions of this Plan and the Award agreement, during the Restriction Period, the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Where the Restriction Period will lapse or expire based on service, the Restriction Period shall be at least three (3) years, provided that such Restriction Period may lapse ratably over such minimum three-year period and may be waived in the event of death, Disability, Retirement or a Change in Control. Where the Restriction Period will lapse or expire based on performance objectives, the Restriction Period shall be at least one (1) year, but may be waived in the event of death, Disability, Retirement or a Change of Control. Subject to the two immediately preceding sentences, the Committee, in its sole discretion, may provide for the lapse of any restrictions imposed on any Restricted Stock Award in installments and may accelerate or waive such restrictions in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

8.3  Stock Certificates and Delivery.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, (except to the extent the Committee decides to settle the Award in cash), the Committee may (i) cause the Company to record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Participant’s ownership of an appropriate number of unrestricted shares of Stock, or (ii) deliver certificates for an appropriate number of unrestricted shares of Stock to the Participant promptly after the lapse of the Restriction Period.

SECTION 9.

PERFORMANCE RELATED AWARDS

9.1  Performance Objectives.  Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Award of Restricted Stock to an officer who is subject to the reporting requirements of Section 16(a) of the Act, other than an Award which will vest solely on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a “Performance Related Stock Award”). In addition, the Committee may grant dollar denominated awards to any Participant the vesting of which shall be subject to the determination by the Committee that performance objectives established by the Committee shall have been satisfied, in whole or in part (a “Performance Related Cash Award”). The performance objectives upon which any Performance Related Award shall be based shall be determined over a measurement period or periods established by the Committee (which period or periods shall not be less than one (1) year) and related to at least one of the following criteria, which may be determined solely by reference to the performance of: (i) the Company; (ii) a Subsidiary or (iii) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to past performance or to other companies: (A) actual and/or diluted earnings per share; (B) budgeted earnings per share; (C) return on equity; (D) total shareholder return; (E) revenues; (F) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets); (G) operating income; (H) return on investment; (I) changes in the value of the Stock; (J) return on assets; (K) return on invested capital; (L) net revenue (defined as revenue less purchased transportation); (M) net revenue percentage (defined as net revenue divided by revenue); (N) gross profit (defined as revenue less purchased transportation and agent commissions); (O) gross profit margin (defined as gross profit divided by revenue); (P) operating margin (defined as operating income divided by gross profit); and (Q) certain costs (which may include other operating costs, insurance and claim costs, selling, general and administrative costs and/or depreciation and amortization costs) in gross dollars, and/or as a percentage of revenue, net revenue, gross profit, or operating income (the “Performance Criteria”). In addition to the performance conditions established pursuant to the immediately preceding sentence, the Committee may further condition the vesting of any Performance Related Award on achieving such additional performance conditions of whatever nature that the Committee deems appropriate. Excluding Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be subject to any such Performance Related Stock Award granted to any key employee in any calendar year shall not exceed 750,000 shares, as such number may be adjusted pursuant to Section 5; provided that, based on the level of achievement of the performance objectives, the number of shares of Stock issuable in respect of any Performance Related Stock Award upon achievement of the applicable performance conditions may be up to twice the number of shares initially granted. The maximum initial dollar value of any Performance Related Cash Award granted may not exceed $3,000,000; provided that, based on the level of achievement of the performance objectives, the actual amount payable in respect of such Performance Related Stock Award upon achievement of the applicable performance conditions may be twice the initial dollar value.

9.2  Interpretation.  Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Related Award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Related Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

SECTION 10.

STOCK BASED AWARDS

10.1  Stock Based Awards.  The Committee may grant other types of equity-based or equity-related awards (“Stock Based Awards”) not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Stock Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash. Additionally, Stock Based Awards in respect of not more than five percent of the shares of Stock available for issuance under Section 5.1 may be granted for such other purposes as the Committee shall determine. Such Stock Based Awards may entail the transfer of actual shares of Stock, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2  Termination of Service.  The Committee shall specify the extent to which the Participant shall have the right to receive Stock Based Awards following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions need not be uniform among all Stock Based Awards, and may reflect distinctions based on the reasons for such termination.

10.3  Transferability.  Except as the Committee shall otherwise specify at or after grant, Stock Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and during the Participant’s lifetime only by the Participant.

SECTION 11.

CHANGE IN CONTROL

11.1  Accelerated Vesting and Payment.  Subject to the provisions of Section 11.2 below, in the event of a Change in Control, (a) each Option and SAR shall, at the discretion of the Committee, either be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the base price for such SAR, whichever is applicable, or, in the case of Options, be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and (b) the Restriction Period applicable to all shares of Restricted Stock shall expire and all such shares shall become nonforfeitable and immediately exercisable.

11.2  Alternative Awards.  Notwithstanding Section 11.1, no cancellation, acceleration of exercisability or vesting or cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an ‘‘Alternative Award”), by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

(ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(iv) have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant’s compensation or a material reduction in the Participant’s responsibilities, in each case without the Participant’s written consent.

11.3  Performance Related Awards.  In the event of a Change in Control, each Participant shall be deemed to have earned Performance Related Stock Awards with respect to each of his Performance Related Stock Awards outstanding at the date of such Change in Control. The number of shares so earned for each Award shall be computed by determining the number of Performance Related Stock Awards that would have been paid if the subject measurement period had ended on the Company’s fiscal year ended immediately preceding the Change in Control (based on the conditions set by the Committee for payment of Performance Related Awards for the subject measurement period), provided that in no event shall the number of shares earned be less than the aggregate number of Performance Related Stock Awards at the target level (as identified in the applicable Award Agreement) with respect to such Award. Performance Related Stock Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each Performance Related Stock Award so earned shall either (a) be paid in shares of Stock or (b) be cancelled in exchange for an immediate payment in cash of an amount based upon the Change in Control Price, in the discretion of the Committee.

11.4  Compliance with Section 409A.  Notwithstanding the foregoing, to the extent that the provisions of this Section 11 would result in a distribution of any amount that would be treated as deferred compensation under Section 409A of the Code (after taking into account any and all applicable exemptions from such status), no such distribution shall be made upon the occurrence of the event constituting the Change in Control unless it also constitutes a change in control within the meaning of such Section 409A. The immediately preceding sentence shall not be construed to deny any Participant the right to vest in any such Award on account of a Change in Control. If any amount is not payable at the time of a change in control by reason of this Section 11.4, such amount shall be paid at the time it would otherwise be payable in accordance with its terms.

SECTION 12.

AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of Stock is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 5.3, materially increase the number of shares of Stock subject to Awards under the Plan or the number of Awards that may be granted to a participant in a single calendar year under the Plan,

(iii) materially modify the requirements for participation in the Plan or (iv) permit the repricing of any Option or Stock Appreciation Right. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 13.

MISCELLANEOUS PROVISIONS

13.1  Nontransferability of Awards.  No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

13.2  No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

13.3  Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied.

13.4  Clawback.  Any payment paid or Award made to a Participant is subject to recovery or “clawback” by the Company if the payment or Award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by applicable law.

13.5  Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise.

13.6  No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

13.7  Requirements of Law.  The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.8  Term of Plan.  The Plan shall be effective upon its adoption by the Board and approval by a majority of the shareholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to Section 12, until the tenth anniversary of the date on which it is adopted by the Board.

13.9  Governing Law.  The Plan, and all Awards hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

13.10  No Impact on Benefits.  Awards granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan.

13.11  Freedom of Action.  Subject to Section 12, nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any subsidiary thereof from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

13.12  Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

13.13  No Rights as Stockholder.  No Participant shall have any voting or other rights as a stockholder of the Company with respect to any Stock covered by any Option until the Participant becomes the holder or record owner of such Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the Participant becomes the holder or record owner of such Stock.

13.14  Delay of Distributions.  Any Plan provision to the contrary notwithstanding and subject to Section 409A of the Code, to the extent required by Section 409A of the Code, payment made to a Specified Employee upon a “separation from service” as defined in Section 409A of the Code may not be made before the date that is six months after the date of such separation from service (or, if earlier, the date of death of the Specified Employee). A Specified Employee is any Employee with respect to April 1 of each calendar year, who meets the definition of “key employee” of an Employer under Code Section 416(i) (without regard to Code Section 416(i)(5)) at any time during the preceding calendar year, all as provided in Code Section 409A.

LANDSTAR SYSTEM, INC.
13410 SUTTON PARK DRIVE SOUTH
JACKSONVILLE, FL 32224

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James B. Gattoni and Michael K. Kneller, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 31, 2011, at the Annual Meeting of Stockholders to be held in the offices of Landstar System, Inc., at 13410 Sutton Park Drive South, Jacksonville, Florida 32224 on Thursday, May 26, 2011, at 9:00 a.m., local time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the “Company”), is related to or conditioned on the approval of other matters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 26, 2011:

The proxy statement and annual report to security holders are available at www.landstar.com.

**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

Address Change/ Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE  ☐

**PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE**

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

1.	ELECTION OF DIRECTORS.

FOR all nominees listed (except as marked to the contrary)	☐	01 JEFFREY C. CROWE 02 DAVID G. BANNISTER 03 MICHAEL A. HENNING

WITHHOLD AUTHORITY to vote for all nominees listed	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) on the line below.

* Exceptions

2.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

FOR ☐          AGAINST ☐          ABSTAIN ☐

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION.

FOR ☐          AGAINST ☐          ABSTAIN ☐

4.	ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ONE YEAR ☐          TWO YEARS ☐          THREE YEARS ☐           ABSTAIN ☐

5.	APPROVAL OF THE 2011 LANDSTAR SYSTEM, INC. EQUITY INCENTIVE PLAN.

FOR ☐          AGAINST ☐          ABSTAIN ☐

6.	IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 5 and 6 and ABSTAIN from vote under proposal 4.

Signature	Signature Date

NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.